                                                                 Exhibit 4(b)(1)

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                             UNION TANK CAR COMPANY


                                       TO


                         HARRIS TRUST AND SAVINGS BANK
                                           Trustee


                      _________________________________

                                  INDENTURE

                         Dated as of January 16, 1997


                      _________________________________


                        PROVIDING FOR ISSUANCE OF DEBT
                             SECURITIES IN SERIES



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
                             UNION TANK CAR COMPANY

         RECONCILIATION AND TIE BETWEEN INDENTURE DATED AS OF JANUARY 16, 1997 AND THE TRUST INDENTURE ACT OF 1939. THIS RECONCILIATION SECTION DOES NOT CONSTITUTE PART OF THE INDENTURE.

TRUST INDENTURE ACT                                                  INDENTURE
 OF 1939 SECTION                                                      SECTION
------------------                                                   ---------
310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.10
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.10
   (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.08; 7.10
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
311(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.11
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.11
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
312(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.07
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.03
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.03
313(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.06
   (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.03; 7.06
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .  4.03; 7.06; 10.02
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.06
314(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.03; 10.02
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.04
   (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.04
   (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.05
   (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
315(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.01(b)
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.05; 10.02
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.01(a)
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.01(c)
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.11
316(a) (last sentence). . . . . . . . . . . . . . . . . . . . . . . . .   2.11
   (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.05
   (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.04
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.07
317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.08
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.09
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.06
318(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.01

         THIS INDENTURE is dated as of January 16, 1997 between UNION TANK CAR COMPANY, a Delaware corporation (hereinafter sometimes referred to as the "Company"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as trustee (hereinafter sometimes referred to as the "Trustee") sets forth certain of its provisions in full and incorporates others by reference to specified portions of the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture. The provisions as are set forth in full, the provisions as are incorporated by reference and the provisions as are set forth in all supplements hereto shall constitute a single instrument.

         WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its "securities" as herein provided; and

         WHEREAS, all things necessary to make this Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done;

         NOW THEREFORE: For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the
Securities:


                                   ARTICLE I

                    DEFINITIONS, INCORPORATION BY REFERENCE
                           AND RULES OF CONSTRUCTION

SECTION 1.1.  Definitions.

         The terms defined in this Section 1.1. (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1.

Affiliate:                        The term "Affiliate" means any Person
                                  directly or indirectly controlling or
                                  controlled by, or under direct or indirect common control with, the Company.

Agent:                            The term "Agent" means any Paying Agent or
                                  Registrar.

Authenticating Agent:             The term "Authenticating Agent" means any
                                  person or persons authorized by the Trustee to act on behalf of the Trustee to authenticate one or more Series of Securities.

Authorized Newspaper:             The term "Authorized Newspaper" means a
                                  newspaper of general circulation, in the official language of the country of publication or in the English language, customarily published on each business day.
                                  Whenever successive weekly publications in an Authorized Newspaper are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.

Board of Directors:               The term "Board of Directors" means the Board
                                  of Directors of the Company or any duly
                                  authorized committee thereof.

Board Resolution:                 The term "Board Resolution" means a copy of a
                                  resolution of the Board of Directors,
                                  certified by the Secretary or an Assistant
                                  Secretary of the Company to have been adopted by the Board of Directors and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

Business Day:                     The term "Business Day" means, except as may
                                  otherwise be provided in the form of
                                  Securities of any particular Series, with respect to any Place of Payment, any day, other than a Saturday or Sunday, that is not a legal holiday, or a day on which banking institutions are authorized or required by law or regulation to close in that Place of Payment, and with respect to Securities denominated in a Foreign Currency, the capital city of the country of such Foreign
                                  Currency, and with respect to Securities denominated in ECU, Brussels, Belgium.

Capital Stock:                    The term "Capital Stock" means any and all
                                  shares (however designated) of corporate stock now or hereafter outstanding.

CEDEL: The term "CEDEL" means Centrale de Livraisons de Valeurs Mobilieres SA.

Company: The term "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor.

Company Notice:                   The term "Company Notice" means the
                                  confirmation of the Company, transmitted by telex, telecopy or in writing to the Trustee of the terms of the issuance of any Securities issuable in Tranches.

Company Order or
Company Request:                  The term "Company Order" or "Company Request"
                                  means an order or request signed by two
                                  Officers or by any Officer and an Assistant
                                  Treasurer or an Assistant Secretary of the Company.

Consolidated Net Income:          The term "Consolidated Net Income" means, for
                                  any period, the consolidated net income of the Company and its subsidiaries for such period determined in accordance with GAAP.





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
Consolidated Tangible
Net Worth:                        The term "Consolidated Tangible Net Worth"
                                  means the consolidated shareholder's equity of the Company and its subsidiaries, as reflected on the consolidated balance sheet of the Company prepared in accordance with GAAP at the conclusion of the immediately preceding fiscal quarter for which such determination is made, less the amount of intangible assets (including, without limitation, franchises, patents and patent applications, trademarks and brand names, goodwill, research and development expenses, and all write-ups in the book value of any asset (excluding write-ups of assets resulting from the application of principles of purchase accounting with respect to acquisitions made by the Company)).

Default: The term "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

Depositary:                       The term "Depositary" means, with respect to
                                  Securities of any Series offered for sale in the United States and for which the Company shall determine that such Securities will be issued as a Global Security, The Depository
                                  Trust Company, New York, New York, another clearing agency or any successor registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and with respect to Securities of any Series which are offered for sale solely outside of the United States,
                                  [_________________________], [____________]
                                  office as common depositary for Euro-clear and CEDEL or any successor thereto, which in each case shall be designated by the Company pursuant to either Section 2.2 or 2.15.

Dollar: The term "Dollar" means the coin or currency of the United States of America which as of the time of payment is legal tender for the payment of public and private debts.

ECU: The term "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

Euro-clear:                       The term "Euro-clear" means Morgan Guaranty
                                  Trust Company of New York, Brussels office, as operator of the Euro-clear System.

European Communities:             The term "European Communities" means the
                                  European Economic Community, the European
                                  Coal and Steel Community and the European
                                  Atomic Energy Community.

Exchange Rate
Officer's Certificate:            The term "Exchange Rate Officer's
                                  Certificate" means a telex or a certificate setting forth the applicable Official ECU
                                  Exchange Rate and the Dollar or Foreign
                                  Currency amounts payable on the basis of such





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
                                  Official ECU Exchange Rate in respect of the Principal of and interest on Registered Securities, sent (in the case of a telex) or signed (in the case of a certificate) by the treasurer or any assistant treasurer of the Issuer, and delivered to the Trustee.

Foreign Currency:                 The term "Foreign Currency" means a currency
                                  issued by the government of any country other than the United States of America.

GAAP: The term "GAAP" means, with respect to any computation required or permitted hereunder, generally accepted accounting principles in the United States on the date of such computation.

Global Security:                  The term "Global Security" means, with
                                  respect to any Series of Securities, a
                                  Security executed by the Company and
                                  authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and pursuant to a Company
                                  Order, which (i) shall be registered in the name of the Depositary or its nominee and
                                  (ii) shall represent, and shall be
                                  denominated in an amount equal to the
                                  aggregate Principal amount of, all of the Outstanding Securities of such Series or, pursuant to a Company Order, all of the Outstanding Securities of such Series not issued in definitive form.

Holder or Securityholder:         The term "Holder" or "Securityholder" means a
                                  bearer of an Unregistered Security or of a coupon appertaining thereto, or a person in whose name a Registered Security is registered on the Registrar's books.

Indenture:                        The term "Indenture" means this Indenture as
                                  amended or supplemented from time to time and shall include the forms and terms of particular Series of Securities established as contemplated hereunder.

Investment:                       The term "Investment" means all loans,
                                  advances, purchases of Capital Stock, capital contributions and transfers of assets, and all sales and other dispositions of assets for consideration consisting of evidences of indebtedness, Capital Stock or other securities of the purchaser.

Officer: The term "Officer" means the President, any Vice-President, the Treasurer, the Secretary or the Controller of the Company.

Officers' Certificate:            The term "Officers' Certificate" means a
                                  certificate signed by two Officers or by any Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

Official ECU Exchange Rate:       The term "Official ECU Exchange Rate"
                                  applicable to any currency with respect to any payment to be made hereunder means the exchange rate between the ECU and such currency reported by the Commission of the European Communities (currently based on the rates in effect at 2:30 p.m., Brussels time, on the relevant exchange markets) or, if such exchange rate ceases to be so reported, then such exchange rate shall be determined by the Trustee using, in its sole discretion and without liability on its part, quotations from one or more major banks in New York City or such other quotations as the Trustee shall deem appropriate, on the applicable record date.

Opinion of Counsel:               The term "Opinion of Counsel" means a written
                                  opinion of legal counsel who is acceptable to the Company and the Trustee. The counsel may be an employee of or counsel to the Company.

Original Issue Discount
Security:                         The term "Original Issue Discount Security"
                                  means any Security which provides for an amount less than the stated Principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.

Person: The term "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Place of Payment:                 The term "Place of Payment," when used with
                                  respect to the Securities of any Series, means the Principal office of the Trustee in Chicago and the office of any Paying Agent, unless the Company shall have otherwise instructed the Trustee in writing.

Principal:                        The term "Principal" of a Security means the
                                  principal amount of the security plus, when appropriate, the premium, if any, on the security.

Principal office of
the Trustee:                      The term "Principal office of the Trustee,"
                                  or other similar term, shall mean the
                                  principal office of the Trustee at which at any particular time its corporate trust business shall be administered.

Redemption Date:                  The term "Redemption Date," when used with
                                  respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

Redemption Price:                 The term "Redemption Price," when used with
                                  respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

Registered Security:              The term "Registered Security" means any
                                  Security issued hereunder and registered as to Principal and interest by the Registrar.

Related Parties:                  The term "Related Parties" means "related
                                  parties" as defined in Rule 1.02 (t) of
                                  Regulation S-X of the SEC as in effect on the date hereof.

Responsible Officer:              The term "Responsible Officer", when used
                                  with respect to the Trustee, shall mean the chairman or any vice-chairman of the board of directors or trustees, the chairman or any vice-chairman of the executive committee of the board of directors or trustees, the president, any vice president, the treasurer, the secretary, any trust officer, any second or assistant vice-president or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

SEC:                              The term "SEC" means the Securities and
                                  Exchange Commission.

Security:                         The term "Security" means any debenture, note
                                  or other obligation of the Company issued, authenticated and delivered under this
                                  Indenture.

Series or Series
of Securities:                    The term "Series" or "Series of Securities"
                                  means a series of Securities. Except in Sections 2.1, 2.10 and 2.11 and Articles Six,
                                  Seven, Nine and Ten, the terms "Series" or "Series of Securities" shall also mean a Tranche in the event that the applicable
                                  Series may be issued in separate Tranches.

Stated Maturity:                  The term "Stated Maturity", when used with
                                  respect to any Security or any installment of Principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the Principal of such Security or such installment of Principal or interest is due and payable.

Subsidiary:                       The term "Subsidiary" shall mean any
                                  corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own voting securities entitling the holders thereof to elect a majority of the directors, either at all times or so long as there is no default or contingency which permits the holders of any other class or classes of securities to vote for the election of one or more directors.

TIA: The term "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture.

Tranche: The term "Tranche" means all Securities of the same Series which have the same issue date, Stated Maturity, interest rate or method of determining interest, and, in the case of Original Issue Discount Securities, which have the same issue price.





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
Trustee: The term "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor, and if, at any time, there is more than one Trustee, "Trustee" as used with respect to the Securities of any Series, including all Tranches thereof, shall mean the Trustee with respect to that Series, including all Tranches thereof.

U.S. Government Obligations:      The term "U.S. Government Obligations" means
                                  securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United
                                  States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which in either case are not callable or redeemable at the option of the issuer thereof. U.S. Government Obligations shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S.
                                  Government Obligation or a specific payment of interest on or principal of any such U.S.
                                  Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S.
                                  Government Obligation or the specific payment of interest on or principal of the U.S.
                                  Government Obligation evidenced by such
                                  depositary receipt.

United States:                    The term "United States" means the United
                                  States of America (including the States and the District of Columbia), its territories, its possessions and any other areas subject to its jurisdiction.

U.S. Person:                      The term "U.S. Person" means a citizen or
                                  resident of the United States, any
                                  corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United
                                  States federal income taxation regardless of its source.

Unregistered Security:            The term "Unregistered Security" means any
                                  Security issued hereunder which is not a Registered Security.

Wholly-Owned Subsidiary:          The term "Wholly-Owned Subsidiary" shall mean
                                  a Subsidiary of which all of the stock
                                  (other than directors' qualifying shares) is at the time, directly or indirectly, owned by the Company or by one or more Wholly-Owned
                                  Subsidiaries of the Company or by the Company and one or more Wholly-Owned Subsidiaries.

Yield to Maturity:                The term "Yield to Maturity" means the yield
                                  to maturity, calculated by the Company at the time of issuance of a Series of Securities or, if applicable, at the most recent determination of interest on such Series in accordance with accepted financial practice.

SECTION 1.2.  Other Definitions.

                    TERM                                                                      SECTION
                   ------                                                                    ---------
                   "Account Holder"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.16
                   "Bankruptcy Law"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.1
                   "Component Currency"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.5
                   "Conversion Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.5
                   "Custodian" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.1
                   "Definitive Security" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.16
                   "Dollar Equivalent of the ECU"  . . . . . . . . . . . . . . . . . . . . . . .   2.5
                   "Dollar Equivalent of the Foreign Currency" . . . . . . . . . . . . . . . . .   2.5
                   "Event of Default"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.1
                   "Final Certificate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.16
                   "Legal Holiday" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.7
                   "Market Exchange Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.5
                   "Outstanding" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.10
                   "Paying Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.4
                   "Permanent Global Security" . . . . . . . . . . . . . . . . . . . . . . . . .  2.16
                   "Registrar" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.4
                   "Specified Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.5
                   "Temporary Global Security" . . . . . . . . . . . . . . . . . . . . . . . . .  2.16
                   "Valuation Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.5

SECTION 1.3.  Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture security holder" means a Holder or a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company.

         All other terms used in this Indenture which are defined in the TIA, defined by SEC rule under the TIA or defined by TIA reference to the Securities Act of 1933, as amended, shall (except as herein otherwise expressly provided or unless the context otherwise requires) have the meanings assigned to such terms in said TIA and in said Securities Act as in force at the date of this Indenture as originally executed.

SECTION 1.4.  Rules of Construction.

         Unless the context otherwise requires:

                 (1)  a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)  "or" is not exclusive; and

                 (4) words in the singular include the plural, and words in the plural include the singular.


                                   ARTICLE II

                                 THE SECURITIES

SECTION 2.1.  Issuable in Series; Series Issuable in Tranches.

         Subject to Section 2.9, the aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
The Securities may be issued in one or more Series. There may be Registered Securities and Unregistered Securities within a Series and the Securities may be subject to such restrictions, and contain such legends, as required by law or as the Company deems necessary or appropriate. Except as provided in the foregoing sentence, and except as to Series issuable in Tranches, all Securities of a Series shall be identical in all respects except that Securities of a Series with serial maturities may differ with respect to maturity date, interest rate, redemption price and denomination. Securities of different Series may differ in any respect; provided that all Series of Securities shall be equally and ratably entitled to the benefits of this Indenture.

         Each Series may be issued in one or more Tranches. Except as provided in the foregoing paragraph, all Securities of a Tranche shall have the same issue date, Stated Maturity, interest rate or method of determining interest, and, in the case of Original Issue Discount Securities, the same issue price.

SECTION 2.2.  Establishment of Terms and Form of Series of Securities.

         (a) At or prior to the issuance of any Series (including any Tranche) of Securities, the following shall be established at the Company's discretion either by or pursuant to a Board Resolution or by one or more indentures supplemental hereto:

                 (1) the title of the Securities of the Series (which title shall distinguish the Securities of the Series from the Securities of any other Series and from any other securities issued by the Company);

                 (2) any limit upon the aggregate principal amount of the Securities of the Series (or any limit upon the total aggregate principal amount of more than one specified Series) which may be authenticated and delivered under this Indenture (which limit shall not pertain to Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.8, 2.9, 2.12, 3.6 or 9.5);

                 (3) the date or dates on which the Principal of the Securities of the Series is payable;

                 (4) the rate or rates, which may be fixed or variable, at which the Securities of the Series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable and, with respect to Registered Securities, the record date for the interest payable on any interest payment date;

                 (5) the place or places where the Principal of and interest, if any, and additional amounts, if any, on Securities of the Series shall be payable (if other than Place of Payment);

                 (6) the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the Series may be redeemed, in whole or in part, if at all;

                 (7) the obligation, if any, of the Company to redeem or purchase Securities of the Series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                 (8) if in other than denominations of $1,000 and any integral multiple thereof, the denominations, which may be in Dollars, any Foreign Currency or ECU, in which Securities of the Series shall be issuable;

                 (9) if other than the principal amount thereof, the portion of the principal amount of Securities of the Series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2 or provable in bankruptcy pursuant to Section 6.3;

                 (10) whether Securities of the Series shall be issuable as Registered Securities or Unregistered Securities (with or without interest coupons), or both, and any restrictions applicable to the offering, sale or delivery of Securities and whether, and the terms upon which, Unregistered Securities of a Series may be exchanged for Registered Securities of the same Series and vice versa;

                 (11) whether and under what circumstances Securities of the Series shall be convertible into, or exchangeable for, Securities of any other Series or any other securities of the Company or any Affiliate of the Company;

                 (12) whether Securities of the Series are issuable as, or exchangeable for, one or more Global Securities and, in such case, whether interests in such Global Security or Global Securities shall be exchangeable for definitive Securities, and the identity of the Depositary with respect to such Series;

                 (13) whether and under what circumstances the Company will pay additional amounts on the Securities of that Series held by a person who is not a U.S. person in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts;

                 (14) the form of the Securities (or forms thereof if Unregistered and Registered Securities shall be issuable in such Series), including such legends as required by law or as the Company deems necessary or appropriate, the form of any coupons or Temporary Global Security which may be issued and the forms of any certificates which may be required hereunder or which the Company may require in connection with the offering, sale, delivery or exchange of Unregistered Securities;

                 (15) the monies or currency units in which payments of interest or Principal are payable with respect to the Securities;

      (16)  whether Securities of the Series are issuable in Tranches: and

                 (17) whether the principal amount of the Securities of the Series payable at maturity is to be determined by the relationship between a denominated currency and another currency; and

                 (18) any other terms of the Series (which terms shall not be inconsistent with the provisions of this Indenture) including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Securities of that Series.

         (b) If the terms and form or forms of any Series of Securities are established by or pursuant to a Board Resolution, the Company shall deliver a copy of such Board Resolution to the Trustee prior to the issuance of such Series together with (1) the form or forms of Securities which have been approved attached thereto, or (2) if such Board Resolution authorizes a specific Officer or Officers to approve the terms and form or forms of the Securities, a certificate of such Officer or Officers approving the terms and form or forms of Securities with such form or forms of Securities attached thereto.

SECTION 2.3.  Execution, Authentication and Delivery.

         (a) Securities shall be executed on behalf of the Company by its President or a Vice-President, and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary. Signatures shall be manual or facsimile. The Company's seal shall be reproduced on the Securities and may, but need not, be attested. The coupons of Unregistered Securities shall bear the facsimile signature of the Treasurer or an Assistant Treasurer of the Company.

         (b) If an Officer, an Assistant Treasurer or an Assistant Secretary whose signature is on a Security or coupon no longer holds that office at the time the Security is authenticated, the Security or coupon shall be valid and binding nevertheless.

         (c) A Security shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent and no coupon shall be valid until the Security to which it appertains has been so authenticated. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Each Unregistered Security shall be dated as provided in connection with the establishment of the Series thereof or, if no such date is so specified, the date of its original issuance and each Registered Security shall be dated the date of its authentication.

         (d) The Trustee shall at any time, and from time to time, authenticate and deliver Securities of any Series executed and delivered by the Company for original issue, upon receipt by the Trustee of (i) a Company Order for the authentication and delivery of such Securities, (ii) if the terms and form or forms of the Securities of such Series have been established by or pursuant to a Board Resolution as permitted by Section 2.2, a copy of such Board Resolution and any certificate that may be required pursuant to Section 2.2(b) and (iii) an Opinion of Counsel stating:

                 (1) if the form of such Securities has been established by or pursuant to a Board Resolution as permitted by Section 2.2, that such form has been established in conformity with the provisions of this Indenture;

                 (2) if the terms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 2.2, that such terms have been established in conformity with the provisions of this Indenture; and

                 (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles;

provided, however, that in the case of any Series issuable in Tranches, if the Trustee has previously received the documents referred to in Section 2.3(d)
(i), (ii) and (iii) with respect to any Tranche of such Series, the Trustee shall authenticate and deliver Securities of such Series executed and delivered by the Company for original issue upon receipt by the Trustee of the applicable Company Notice.

         Notwithstanding the foregoing, until the Company has delivered an Officers' Certificate to the Trustee and the Registrar stating that, as a result of the action described, the Company would not suffer adverse consequences under the provisions of United States law or regulations in effect at the time of the delivery of Unregistered Securities, (i) delivery of Unregistered Securities will be made only outside the United States and (ii) Unregistered Securities will be released in definitive form, whether in the form of a Global Security or otherwise, to the person entitled to physical delivery thereof only upon presentation of a certificate in the form prescribed by the Company in such Officers' Certificate.

         (e) The aggregate Principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum Principal amount for such Series set forth in the Board Resolution (or certificate of an Officer or Officers) or supplemental indenture pursuant to Section 2.2.

         (f) At any time the Trustee may appoint an Authenticating Agent or Agents with respect to one or more Series of Securities which Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities of such Series, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.

         The Company agrees to pay to each Authenticating Agent from time to time (unless such Authenticating Agent shall otherwise agree) reasonable compensation for its services under this Section.

SECTION 2.4.  Registrar and Paying Agent.

         The Company may maintain in the Borough of Manhattan, The City of New York, State of New York, an office or agency where, unless otherwise restricted by the provisions of Section 2.15, Registered Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where (subject to Sections 2.5(c) and 2.8(b)) Securities may be presented for payment or, in the case of Unregistered Securities, for exchange ("Paying Agent"). With respect to any Series of Securities issued in whole or in part as Unregistered Securities, the Company shall maintain one or more Paying Agents located outside the United States and shall maintain such Paying Agents for a period of two years after the Principal of such Unregistered Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax law or regulations, the Company shall maintain a Paying Agent outside the United States to which the Unregistered Securities or coupons appertaining thereto may be presented for payment and will provide the necessary funds therefor to such Paying Agent upon reasonable notice. The Registrar shall keep a register with respect to each Series of Securities issued in whole or in part as Registered Securities and to their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional Paying Agents for each Series of Securities and the Company may terminate the appointment of any co-Registrar or Paying Agent at any time upon written notice. The term "Registrar" includes any co-Registrar. The term "Paying Agent" includes any additional Paying Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.5.  Currency and Manner of Payments in Respect of Securities.

         (a) With respect to Securities denominated in Dollars or Foreign Currency and with respect to Registered Securities denominated in ECU with respect to which the Holders of such Securities have not made the election provided for in paragraph (b) below, the following payment provisions shall apply:

                 (1) Except as provided in subparagraph (a) (2) below, in paragraphs (e) and (j) below, in the applicable Company Notice, if any, or in the form or forms of any Series of Security, payment of the Principal of any Security will be made at the Place of Payment by delivery of a check in the currency in which the Security is denominated on the payment date against surrender of such Security, and any interest on any Security which is a Registered Security will be paid at the Place of Payment by mailing a check in the currency in which the Securities were issued to the Person entitled thereto at the address of such Person appearing on the Security register. Unless otherwise provided in the Board Resolution establishing a Series or in the applicable Company Notice, if any, interest on any Security which is an Unregistered Security will be paid in the currency in which the Securities were issued in accordance with the provisions of subparagraph (c) below.

                 (2) Payment of the Principal of and interest on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

         (b) With respect to Registered Securities denominated in ECU, the following payment provisions shall apply, except as otherwise provided in paragraphs (e) and (f) below:

                 (1) The Board of Directors may provide that with respect to any Series of such Securities that Holders shall have the option to receive payments of Principal of and interest on such Security in any of the currencies which may be designated for such election in such Security by delivering to the Trustee and the Company a written election, to be in form and substance satisfactory to the Trustee and the Company, not later than the close of business on the record date immediately preceding the applicable payment date. Such election will remain in effect for such Holder until changed by the Holder by written notice to the Trustee (but any such change must be made not later than the close of business on the record date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change may be made with respect to payments to be made on any Security with respect to which notice of redemption has been given by the Company pursuant to Article Three). Any Holder of any such Security who shall not have delivered any such election to the Trustee not later than the close of business on the applicable record date will be paid the amount due on the applicable payment date in ECU as provided in paragraph (a) of this Section 2.5. Payment of Principal shall be made on the payment date against surrender of such Securities. Payment of Principal and interest shall be made at the Place of Payment by mailing at such location a check in the applicable currency to the Person entitled thereto at the address of such Person appearing on the Security register.

                 (2) Payment of the Principal of and interest on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company.

         (c) To the extent provided in the Securities of a Series, (i) interest, if any, on Unregistered Securities shall be paid only against presentation and surrender of the coupons for such interest installments as are evidenced thereby as they mature and (ii) original issue discount (as defined in Section 1273 of the Internal Revenue Code of 1986 as it may be amended from time to time), if any, on Unregistered Securities shall be paid only against presentation and surrender of such Securities, in either case at the office of a Paying Agent located outside of the United States, unless the Company shall have otherwise instructed the Trustee in writing and only in the currency in which the Security is denominated (except as provided in paragraph (e) below). Principal of Unregistered Securities shall be paid only against presentation and surrender thereof as provided in the Securities of a Series and only in the currency in which the Security is denominated (except as provided in paragraph
(e) below, the Board Resolution establishing such Series, or the applicable Company Notice, if any). If at the time a payment of Principal or interest, if any, or original issue discount, if any, on an Unregistered Security or coupon shall become due, the payment of the full amount so payable at the office or offices of all the Paying Agents is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the payment of such amount in Dollars or Foreign Currency, then the Company may instruct the Trustee to make such payments at the office of a Paying Agent located in the United States, provided that provision for such payment in the United States would not cause such Unregistered Security to be treated as a "registration-required obligation" under United States tax law and regulations.

         (d) Not later than the fourth Business Day after the record date for each payment date, the Trustee will deliver to the Company a written notice specifying the aggregate amounts of Principal of and interest on the Securities to be made on such payment date, specifying the amounts so payable in respect of the Registered and the Unregistered Securities and the currencies or currency units in which such payments are to be made. If the Board of Directors has provided for the election referred to in paragraph (b) above and if at least one Holder has made such election, then not later than the eighth Business Day following each record date the Company will deliver to the Trustee an Exchange Rate Officer's Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. The Dollar or Foreign Currency amount receivable by Holders of Registered Securities denominated in ECU who have elected payment in such currency as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Official ECU Exchange Rate set forth in the applicable Exchange Rate Officer's Certificate.

         (e) If the Foreign Currency in which any payments of Principal or interest are to be made ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, or if the ECU ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, then with respect to each date for the payment of Principal of and interest on the applicable Securities occurring after the last date on which the Foreign Currency or ECU was so used (the "Conversion Date"), the Dollar shall be the currency of payment for use on each such payment date. The Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be the Dollar Equivalent of the Foreign Currency or, in the case of ECU, the Dollar Equivalent of the ECU as determined by the Trustee as of the record date (the "Valuation Date") in the manner provided in paragraphs
(g) or (h) below.

         (f) If the Holder of a Registered Security with respect to which payments of Principal or interest are to be made in ECU elects payment in a specified Foreign Currency as provided for by paragraph (b) and such Foreign Currency ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, such Holder shall receive payment in ECU, and if ECU ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, such Holder shall receive payment in Dollars.

         (g) The "Dollar Equivalent of the Foreign Currency" shall be determined by the Bank of Montreal--Foreign Exchange Desk as of each Valuation Date and shall be obtained by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Valuation Date.

         (h) The "Dollar Equivalent of the ECU" shall be determined by the Bank of Montreal--Foreign Exchange Desk as of each Valuation Date and shall be the sum obtained by adding together the results obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate on the Valuation Date for such Component Currency.

         (i) For purposes of this Section 2.5 the following terms shall have the following meanings:

         A "Component Currency" shall mean any currency which, on the Conversion Date, was a component currency of the ECU.

         A "Specified Amount" of a Component Currency shall mean the number of units or fractions thereof which such Component Currency represented in the ECU on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by specified amounts of such two or more currencies, the sum of which, at the Market Exchange Rate of such two or more currencies on the date of such replacement, shall be equal to the Specified Amount of such former Component Currency divided by the number of currencies into which such Component Currency was divided, and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies.

         "Market Exchange Rate" shall mean for any currency the noon Dollar buying rate for that currency for cable transfers quoted in New York City on the Valuation Date as quoted by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies for which an Exchange Rate is required, the Bank of Montreal--Foreign Exchange Desk shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency in question, or such other quotations as the Trustee shall deem appropriate. Unless otherwise specified by the Trustee, if there is more than one market for dealing in any currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency shall be that upon which a nonresident issuer of securities designated in such currency would purchase such currency in order to make payments in respect of such securities.

         All decisions and determinations of the Bank of Montreal--Foreign Exchange Desk regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the ECU and the Market Exchange Rate shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company and all Holders of the Securities. In the event that the Foreign Currency ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, the Company, after learning thereof, will immediately give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 10.2 to the Holders) specifying the Conversion Date. In the event the ECU ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, the Company, after learning thereof, will immediately give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 10.2 to the Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event of any subsequent change in any Component Currency as set forth in the definition of Specified Amount above, the Company, after learning thereof, will similarly give notice to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 10.2 to the Holders).

         The Trustee shall be fully justified and protected in relying on and acting upon the information so received by it from the Company and shall not otherwise have any duty or obligation to determine such information independently.

         (j) Principal and interest payable on a Security represented by an interest in a Temporary Global Security pursuant to Section 2.16 will not be paid until the Holder thereof exchanges the appropriate portion of such Temporary Global Security for an interest in the Permanent Global Security except as provided in the next paragraph.

         Interest, if any, payable on a Security represented by a Temporary Global Security in respect of an interest payment date occurring prior to the Exchange Date will be paid to Euro-clear and CEDEL, as the case may be, with respect to that portion of such Temporary Global Security held for its account; provided, however, that no interest will be paid to Euroclear and CEDEL, as the case may be, until delivery by it to the Trustee of a certificate in form and substance acceptable to the Company, dated no earlier than such interest payment date. Such a certificate of Euro-clear or CEDEL, as the case may be, shall be based on certificates of their Account Holders in form and substance acceptable to the Company, and dated no earlier than 5 days prior to such interest payment date. The delivery to the Trustee by Euro- clear or CEDEL of any such certificate may be relied upon by the Company and the Trustee as conclusive evidence that a corresponding certificate or certificates has or have been delivered to Euro-clear or CEDEL, as the case may be, pursuant to the terms of this Indenture. Each of Euro-clear or CEDEL will in such circumstances credit the interest received by it in respect of such Security represented by such Temporary Global Security to the accounts of or for the beneficial owners thereof.

         The Permanent Global Securities will provide that interest, if any, payable in respect of any interest payment date will be paid to each of Euro-clear and CEDEL with respect to that portion of such Permanent Global Security held for its account. Each of Euro-clear and CEDEL will in such circumstances credit the interest received by it in respect of such Permanent Global Security to the accounts of or for the beneficial owners thereof.

         Interest, if any, will be payable in respect of Definitive Securities upon the presentation and surrender of the appropriate coupons appertaining thereto.

         (k) Notwithstanding anything contained herein to the contrary, any payment of principal of or interest on any Security may be made in the manner specified on the form of such Security.

SECTION 2.6.  Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any or all Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on such Series of Securities, and that the Paying Agent will notify the Trustee of any default by the Company in the making of any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Company or a subsidiary thereof acts as Paying Agent, it shall segregate the money held by it for the payment of principal or interest on any Series of Securities and hold such money as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon so doing the Paying Agent shall have no further liability for the money so paid.

SECTION 2.7.  Securityholder Lists; Ownership of Securities.

         (a) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee semiannually on or before the last day of June and December in each year, and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require, containing all the information in the possession or control of the Registrar, the Company or any of its Paying Agents other than the Trustee as to the names and addresses of Holders of each such Series of Securities. If there are Unregistered Securities of any Series outstanding, even if the Trustee is the Registrar, the Company shall furnish to the Trustee such a list containing such information with respect to Holders of such Unregistered Securities only.

         (b) Ownership of Registered Securities of a Series shall be proved by the register for such Series kept by the Registrar. Ownership of Unregistered Securities may be proved by the production of such Unregistered Securities or by a certificate or affidavit executed by the person holding such Unregistered Securities or by a depositary with whom such Unregistered Securities were deposited, if the certificate or affidavit is satisfactory to the Trustee. The Company, the Trustee and any agent of the Company may treat the bearer of any Unregistered Security or coupon and the person in whose name a Registered Security is registered as the absolute owner thereof for all purposes.

SECTION 2.8.  Transfer and Exchange.

         (a) Where Registered Securities of a Series are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Registered Securities of the same Series and date of maturity of other authorized denominations, the Registrar shall, unless otherwise restricted by the provisions of Section 2.15, register the transfer or make the exchange if its customary requirements for such transactions are met.

         (b) If both Registered and Unregistered Securities are authorized for a Series of Securities and the terms of such Securities permit, (i) Unregistered Securities may be exchanged for an equal principal amount of Registered or Unregistered Securities of the same Series and date of maturity in any authorized denominations upon delivery to the Registrar (or a Paying Agent, if the exchange is for Unregistered Securities) of the Unregistered Security with all unmatured coupons and all matured coupons in default appertaining thereto and if all other requirements of the Registrar (or such Paying Agent) and such Securities for such exchange are met, and (ii) Registered Securities may be exchanged for an equal principal amount of Unregistered Securities of the same Series and date of maturity in any authorized denominations (except that any coupons appertaining to such Unregistered Securities which have matured and have been paid shall be detached) upon delivery to the Registrar of the Registered Securities and if all other requirements of the Registrar (or such Paying Agent) and such Securities for such exchange are met.

         Notwithstanding the foregoing, the exchange of Unregistered Securities for Registered Securities or Registered Securities for Unregistered Securities will be subject to the satisfaction of the provisions of United States laws and regulations in effect at the time of such exchange, and no exchange of Registered Securities for Unregistered Securities will be made until the Company has notified the Trustee and the Registrar that, as a result of such exchange, the Company would not suffer adverse consequences under such law or regulations.

         (c) To permit registrations of transfers and exchanges, the Trustee shall, unless otherwise restricted by the provisions of Section 2.15, authenticate Securities upon surrender of Securities for registration of transfer or for exchange as provided in this Section. The Company will make any charge for any registration of transfer or exchange but may require the payment by the party requesting such registration of transfer exchange of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, but not for any exchange pursuant to Section 2.12, 3.6 or 9.5.

         (d) Neither the Company nor the Registrar shall be required (i) to issue, register the transfer of or exchange Securities of any Series for the period of 15 days immediately preceding the selection of any such Securities to be redeemed and ending at the close of business on the first publication of the relevant notice of redemption, or (ii) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

         (e) Notwithstanding the foregoing, no Securities of one Tranche may be transferred or exchanged for Securities of any other Tranche.

         (f) Unregistered Securities or any coupons appertaining thereto shall be transferable by delivery.

SECTION 2.9.  Replacement Securities.

         (a) If a mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate and deliver in exchange therefor a replacement Registered Security, if such surrendered security was a Registered Security, or a replacement Unregistered Security with coupons corresponding to the coupons appertaining to the surrendered Security, if such surrendered Security was an Unregistered Security, of the same Series and date of maturity, if the Trustee's requirements are met.

         (b) If the Holder of a Security claims that the Security or any coupon appertaining thereto has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Registered Security, if such Holder's claim pertains to a Registered Security, or a replacement Unregistered Security with coupons corresponding to the coupons appertaining to the lost, destroyed or wrongfully taken Unregistered Security or the Unregistered Security to which such lost, destroyed or wrongfully taken coupon appertains, if such Holder's claim pertains to an Unregistered Security, of the same Series and date of maturity, if the Trustee's requirements are met; provided, however, that the Holder shall furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof, and that the Trustee or the Company may require any such Holder to provide to the Trustee or the Company security or indemnity sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, any Agent or any Authenticating Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the party requesting a replacement Security for its expenses in replacing a Security.

         (c) In case any Security which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of such Security (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company such security or indemnity as it may require to save it harmless and, in case of destruction, loss or theft, evidence to the satisfaction of the Company of the destruction, loss or theft of such Security and of the ownership thereof.

         (d) Every substituted Security issued pursuant to the provisions of this Section 2.9 by virtue of the fact that any Security is mutilated, destroyed, lost or stolen shall, with respect to such Security, constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall at any time be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued under this Indenture. All Securities shall be held and owned upon the express condition that (to the extent lawful) the foregoing provisions shall be exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies, notwithstanding any law or statute now existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         (e) Notwithstanding the foregoing, a Security of one Tranche may not be replaced with a Security of any other Tranche.

SECTION 2.10.  Outstanding Securities.

         (a) Securities outstanding at any time are all Securities authenticated and delivered by the Trustee in accordance with the provisions of this Indenture, except:

         (i) Those cancelled by the Trustee and those delivered to it for cancellation;

         (ii) Securities which have been paid pursuant to Section 2.9 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Securities are held by bona fide Holders in due course; and

         (iii) Securities or portions thereof for whose payment, redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (as defined in Section 2.4) (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

         (b) A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

         (c) In determining whether the Holders of the requisite principal amount of outstanding Securities of any Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption or for any other purpose, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.2 or
6.3 and the principal amount of any Securities denominated in a Foreign Currency or ECU that shall be deemed to be outstanding for such purposes shall be determined by converting the Specified Foreign Currency or the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate as of the date of such determination.

SECTION 2.11.  Securities Held by the Company or an Affiliate.

         In determining whether the Holders of the requisite principal amount of Securities of any Series have concurred in any direction, waiver or consent, Securities of such Series owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of such Series which the Trustee knows are so owned shall be so disregarded.

SECTION 2.12.  Temporary Securities.

         (a) Until definitive Registered Securities of any Series are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Registered Securities of such Series. Temporary Registered Securities of any Series shall be substantially in the form of definitive Registered Securities of such Series but may have variations that the Company considers appropriate for temporary Securities. Every temporary Registered Security shall be executed by the Company and authenticated by the Trustee, and registered by the Registrar, upon the same conditions, and with like effect, as a definitive Registered Security. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Registered Securities of the same Series and date of maturity in exchange for temporary Registered Securities.

         (b) Until definitive Unregistered Securities of any Series are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate one or more temporary Unregistered Securities, which may have coupons attached or which may be in the form of a single temporary global Unregistered Security of that Series without coupons. The temporary Unregistered Security or Securities of any Series shall be substantially in the form approved by or pursuant to a Board Resolution or one or more Indentures supplemental hereto and shall be delivered to one of the Paying Agents located outside the United States or to such other person or persons as the Company shall direct against such certification as the Company may from time to time prescribe by or pursuant to a Board Resolution. The temporary Unregistered Security or Securities of a Series shall be executed by the Company and authenticated by the Trustee upon the same conditions, and with like effect, as a definitive Unregistered Security of such Series, except as provided herein or therein. A temporary Unregistered Security or Securities shall be exchangeable for definitive Unregistered Securities (which may be Global Securities), at the time and on the conditions, if any, specified in the temporary Security.

         Upon any exchange of a part of a temporary Unregistered Security of a Series for definitive Unregistered Securities of such Series, the temporary Unregistered Security shall be endorsed by the Trustee or Paying Agent to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of definitive Unregistered Securities of such Series so exchanged and endorsed.

SECTION 2.13.  Cancellation.

         The Company at any time may deliver Securities and coupons to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities and coupons surrendered to them, for registration of transfer, for exchange or payment or for credit against any payment in respect of a sinking or analogous fund. The Trustee shall cancel all Securities and coupons surrendered for registration of transfer, or for exchange, payment or cancellation and may dispose of cancelled Securities and coupons as the Company directs; provided, however, that any Unregistered Securities of a Series delivered to the Trustee for exchange prior to maturity shall be retained by the Trustee for reissue as provided herein or in the Securities of such Series. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.14.  Defaulted Interest.

         If the Company defaults on a payment of interest on a Series of Securities, it shall pay the defaulted interest as provided in such Securities or in any lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed and acceptable to the Trustee. With respect to any Registered Securities, the Trustee may pay defaulted interest, plus any interest payable on the defaulted interest, to the Holders of such Registered Securities on a subsequent special record date. The Company shall fix the record date and the payment date. At least 15 days before the record date, the Company shall mail to such Holders a notice that states the record date, the payment date and the amount of interest to be paid.

SECTION 2.15.  Securities Issuable in the Form of a Global Security.

         (a) If the Company shall establish pursuant to Section 2.2 that the Securities of a particular Series are to be issued as one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 2.3 and the Company Order delivered to the Trustee thereunder, authenticate and deliver one or more Global Securities which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such Series, (ii) shall be registered in the name of the Depositary for such Global Security or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Except as otherwise provided in Section
2.15 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary."

         (b)  Notwithstanding any other provision of this Section 2.15 or of
Section 2.4, unless and until it is exchanged in whole or in part for Securities in definitive form, the Global Security of a Series may be transferred, in whole but not in part and in the manner provided in Section 2.4, to another nominee of the Depositary for such Series, or to a successor Depositary for such Series selected or approved by the Company or to a nominee of such successor Depositary.

         (c) If at any time the Depositary for a Series of Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Series or if at any time the Depositary for such Series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor Depositary for such Series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.15 shall no longer be applicable to the Security of such Series and the Company will execute, and the Trustee will authenticate and deliver, Securities of such Series in definitive registered form without coupons, or in definitive bearer form with coupons, as applicable, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such Series in exchange for such Global Security. In addition, the Company may at any time determine that some or all of the Securities of any Series shall no longer be represented by a Global Security. In such event, the Company will execute and the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Securities of such Series in definitive form, in authorized denominations, to (i) the Person specified by such Depositary equal to and in exchange for such Person's beneficial interest in the Global Security and (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of definitive Securities delivered to Holders thereof, or interests in applicable portions thereof. Upon the exchange of the Global Security for all such Securities in definitive form, in authorized denominations, the surrendered Global Security shall be cancelled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security or portion thereof pursuant to this Section 2.15(c) shall be issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose name such Securities are so registered. Securities in definitive bearer form shall be issued in exchange for the

Global Security or portion thereof in the manner provided for the issuance of Unregistered Securities in Section 2.12(b) above.

SECTION 2.16.  Unregistered Securities Represented by Global Security.

         (a) Unless otherwise specified by the applicable Company Order, the Securities of any Series issued as Unregistered Securities will initially be represented by one or more temporary global Securities, without interest coupons (each, a "Temporary Global Security"). Upon receipt of a Company Order with respect to a Series of Securities, the Trustee, in accordance with such Company Order, shall (1) insert on the face of the Temporary Global Security for such Series (a) the principal amount, (b) the issue date, (c) the maturity date, (d) the interest rate or the method of determining such rate, and (e) any other terms required by the form of the Security of such Series to be inserted, as specified in the Company Order, (2) manually authenticate such Temporary Global Security and (3) deliver such Temporary Global Security to the Depositary designated by the Company pursuant to either Sections 2.2 or 2.15.

         (b) On or after the date which is 45 days after the issue date of a Temporary Global Security (the "Exchange Date"), the Securities represented by such Temporary Global Security may be exchanged for Securities to be represented thereafter by a single permanent global Security, without interest coupons (a "Permanent Global Security"), provided, however, that no Security represented by a Temporary Global Security shall be exchanged for a Security represented by a Permanent Global Security unless the Trustee shall have received a certificate (a "Final Certificate"), in form and substance reasonably satisfactory to the Company, signed by Euro-clear or CEDEL, as the case may be, in respect of such Security. On or after the Exchange Date and upon receipt of the Final Certificate in respect of a Security, dated no earlier than such Exchange Date, the Trustee shall (1) endorse the Temporary Global Security to reflect the reduction of its principal amount by the aggregate principal amount of such Security, (2) insert on the face of the Permanent Global Security for such Series (a) the principal amount, (b) the issue date, (c) the maturity date, (d) the interest rate or method of determining such rate, and (e) any other terms required by the form of the Security of such Series to be inserted, as set forth on the face of the Temporary Global Security for such Series, (3) manually authenticate such Permanent Global Security and (4) deliver such Permanent Global Security to the Depositary to be held outside the United States for the accounts of Euro-clear and CEDEL, for credit to the respective accounts at Euro-clear and CEDEL designated by or on behalf of the beneficial owner of such Security. Final Certificates of Euro-clear or CEDEL, as the case may be, shall be based on certificates of the account holders listed in the records of Euro-clear or CEDEL, as the case may be, as being entitled to all or any portion of the applicable Temporary Global Security (as to each, its "Account Holder"). An Account Holder of Euro-clear or CEDEL, as the case may be, desiring to effect the exchange of an interest in a Temporary Global Security for an interest in a Permanent Global Security shall instruct Euro-clear or CEDEL, as the case may be, to request such exchange on its behalf and shall deliver to Euro-clear or CEDEL, as the case may be, a certificate in form and substance reasonably satisfactory to Euro-clear or CEDEL, as applicable, and dated no earlier than 10 days prior to the Exchange Date. Until so exchanged, Temporary Global Securities shall in all respects be entitled to the same benefits under this Indenture as Permanent Global Securities of the same Series authenticated and delivered hereunder, except as to payment of interest, if any.

         (c) The delivery to the Trustee by Euro-clear or CEDEL of any Final Certificate referred to above may be relied upon by the Company and the Trustee as conclusive evidence that a corresponding certificate or certificates has or have been delivered to Euro-clear or to CEDEL, as the case may be, pursuant to the terms of this Indenture.

         (d) At any time, upon 30 days' notice to the Trustee by Euro-clear or CEDEL, as the case may be, acting at the request of or on behalf of the beneficial owner, a Security represented by a Permanent Global Security may be exchanged for a definitive Security or Securities (each a "Definitive Security"). On the thirtieth day following receipt by the Trustee of such notice with respect to a Security, or, if such day is not a Business Day, the next succeeding Business Day, the Trustee shall (1) endorse the applicable Permanent Global Security to reflect the reduction of its principal amount by the aggregate principal amount of such Security, (2) cause the terms of such Security and coupons, if any, to be entered on a Definitive Security, (3) manually authenticate such Definitive Security, and (4) deliver such Definitive Security outside the United States to Euro-clear or CEDEL, as the case may be, for or on behalf of the beneficial owner thereof.

         (e) Any exchange of a portion of a Temporary Global Security for a portion of a Permanent Global Security or of a portion of a Permanent Global Security for a Definitive Security with coupons, if any, shall be made at the Company's expense and without any charge therefor to the Holder or beneficial owner of such Security; provided, however, that a person accepting the delivery of Definitive Securities with coupons, if any, must bear the risk and cost of insurance, postage, transportation and the like in the event that such person does not receive such Definitive Securities with coupons, if any, in person at the London office of the Trustee, if any, or at the London office of any Paying Agent. Until so exchanged, Temporary Global Securities and Permanent Global Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities of the same Series authenticated and delivered hereunder.

         (f) The provisions of this Section are subject to any restrictions or limitations on the issuance and delivery of Securities of any Series that may be established pursuant to Section 2.2 (including any provision that Securities of such Series initially issued in the form of a Temporary Global Security to be delivered outside the United States and the procedures pursuant to which a Permanent Global Security or Definitive Securities of such Series would be issued in exchange for a Temporary Global Security.)

         (g) If the form or terms of the Securities of a Series have been established in or pursuant to one or more Board Resolutions as permitted by
Section 2.2, in authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating:

                 (i) if the form of such Securities and coupons, if any, appertaining thereto has been established by or pursuant to a Board Resolution as permitted by Section 2.2, that such form has been established in conformity with the provisions of this Indenture;

                 (ii) if the terms of such Securities and coupons, if any, appertaining thereto have been established by or pursuant to a Board Resolution as permitted by Section 2.2, that such terms have been established in conformity with the provisions of this Indenture; and

                 (iii) that such Securities and coupons, if any, appertaining thereto, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture shall affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.


                                  ARTICLE III

                   REDEMPTION OF SECURITIES AND SINKING FUNDS

SECTION 3.1.  Notice to Trustee.

         The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or any part thereof, or may covenant to redeem and pay the Series of Securities or any part thereof, before maturity at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee of the redemption date and the principal amount of the Series of Securities to be redeemed. The Company shall give such notice at least 60 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

SECTION 3.2.  Selection of Securities to be Redeemed.

         If less than all the Securities of a Series are to be redeemed, the Trustee, not more than 60 days prior to the redemption date, shall select the Securities of the Series to be redeemed in such manner as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from Securities of the Series that are outstanding and that have not previously been called for redemption. Securities of the Series and portions of them selected by the Trustee shall be in amounts of $1,000 or integral multiples of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to Section 2.2 (a) (8), in amounts equal to the minimum principal denomination for each such Series and integral multiples thereof. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

SECTION 3.3.  Notice of Redemption.

         (a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Registered Securities that are to be redeemed.

         (b) If Unregistered Securities are to be redeemed, the Company shall cause notice of redemption to be published in an Authorized Newspaper in each of The City of New York, London and, if such Securities to be redeemed are listed on The Luxembourg Stock Exchange, Luxembourg once in each of four successive calendar weeks, the first publication to be not less than 30 nor more than 60 days before the redemption date.

         (c) All notices shall identify the Series of Securities to be redeemed and shall state:

                 (1)  the redemption date;

                 (2)  the redemption price;

                 (3) if less than all the outstanding Securities of a Series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

                 (4) in case any Security is to be redeemed in part only, the notice shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon presentation and surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued;

                 (5)  the name and address of the Paying Agent;

                 (6) that Securities of the Series called for redemption and all unmatured coupons, if any, appertaining thereto must be surrendered to the Paying Agent to collect the redemption price;

                 (7) that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date;

                 (8) whether such redemption is pursuant to the mandatory or optional sinking fund, or both; and

                 (9)  the CUSIP Number, if applicable.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. In any case, failure duly to give notice by mail, or any defect in the notice, to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

SECTION 3.4.  Effect of Notice of Redemption.

         Once notice of redemption is mailed or published, Securities of a Series called for redemption become due and payable on the redemption date, and unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date, interest on the Securities or portions of the Securities so called for redemption shall cease to accrue on and after said date. Upon surrender to the Paying Agent of such Securities together with all unmatured coupons, if any, appertaining thereto, such Securities shall be paid at the redemption price plus interest accrued to the redemption date, but installments of interest due on or prior to the redemption date will be payable, in the case of Unregistered Securities, to the bearers of the coupons for such interest upon surrender thereof, and, in the case of Registered Securities, to the Holders of such Securities of record at the close of business on the relevant record dates.

SECTION 3.5.  Deposit of Redemption Price.

         On or before the redemption date, the Company shall deposit with, or at the direction of, the Trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) interest accrued to the redemption date on all Securities to be redeemed on that date, in the currencies or currency units in which such redemption price shall be payable.

SECTION 3.6.  Securities Redeemed in Part.

         Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of the Security a new Security or Securities of the same Series, in the same form and the same maturity in authorized denominations equal in aggregate Principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.7.  Securities Acquired by the Company.

         If the Company shall acquire any of the Securities or coupons, such acquisition shall not operate as a redemption or satisfaction of the indebtedness or rights represented by such Securities or coupons unless and until the same are delivered or surrendered to the Trustee for cancellation.

SECTION 3.8.  Mandatory and Optional Sinking Funds.

         The minimum amount of any sinking fund payment provided for by the terms of any Series of Securities is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of any Series of Securities is herein referred to as an "optional sinking fund payment." The date on which a sinking fund payment is to be made is herein referred to as the "sinking fund payment date."

         In lieu of making all or any part of any mandatory sinking fund payment with respect to any Series of Securities in cash, the Company may at its option (a) deliver to the Trustee Securities of such Series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Securities of such Series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.13, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or
(c) receive credit for Securities of such Series (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of such Series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

         On or before the sixtieth day next preceding each sinking fund payment date for any Series, the Company will deliver to the Trustee an Officers' Certificate (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such Series, (b) stating that none of the Securities of such Series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such Series have occurred (which have not been waived or cured) and are continuing, (d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such Series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date and (e) specifying such sinking fund payment date. Any Securities of such Series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to
Section 2.13 to the Trustee with such written statement (or reasonably promptly thereafter if acceptable to the Trustee). Such written statement shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such sixtieth day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such Series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such Series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such Series as provided in this Section.

         If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request) with respect to the Securities of any particular Series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such Series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 is available. The Trustee shall select, in the manner provided in Section 3.2, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such Series to absorb said cash, as nearly as may be possible, and shall (if requested in writing by the Company) inform the Company of the serial numbers of the Securities of such Series (or portions thereof) so selected. Securities of any Series which are
(a) owned by the Company or an entity known by the Trustee to be directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, as shown by the Security register, and not known to the Trustee to have been pledged or hypothecated by the Company or any such entity or (b) identified in an Officers' Certificate at least 60 days prior to the sinking fund payment date as being beneficially owned by, and not pledged or hypothecated by, the Company or an entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be excluded from Securities of such Series eligible for selection for redemption. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such Series to be given in substantially the manner provided in Section 3.3 (and with the effect provided in Section 3.4) for the redemption of Securities of such Series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such Series shall be added to the next cash sinking fund payment for such Series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular Series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such Series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the Principal of, and interest on, the Securities of such Series at maturity.

         At least one Business Day before each sinking fund payment date, the Company shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

         The Trustee shall not redeem or cause to be redeemed any Securities of a Series with sinking fund moneys or mail any notice of redemption of Securities for such Series by operation of the sinking fund during the continuance of a Default in payment of interest on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such Series at the time when any such Default or Event of Default shall occur, and any moneys thereafter paid into such sinking fund, shall, during the continuance of such Default or Event of Default, be deemed to have been collected under Article Six and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 6.4 or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.


                                   ARTICLE IV

                      PARTICULAR COVENANTS OF THE COMPANY

SECTION 4.1.  Payment of Securities.

         The Company shall pay or cause to be paid the Principal of and interest on the Securities on the dates and in the manner provided herein and in the Securities. An installment of Principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment.

         The Company shall pay interest on overdue Principal of a Security of any Series at the rate of interest (or Yield to Maturity in the case of Original Issue Discount Securities) borne by the Securities of that Series, and, to the extent lawful, it shall pay interest on overdue installments of interest at the same rate.

SECTION 4.2.  Reports by the Company.

         The Company covenants:

         (a) to file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

         (b) to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

         (c) to transmit by mail to all Holders of Securities within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in subsection (c) of Section 7.6, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 4.2 as may be required by rules and regulations prescribed from time to time by the SEC.

         (d) to furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer, or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. Such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

SECTION 4.3.  Statement of Officers as to Default.

         The Company will deliver to the Trustee, on or before a date not more than four months after the end of each of its fiscal years ending after the date hereof during which any Securities are outstanding, an Officers' Certificate stating that neither of the signers thereof has any knowledge after due investigation of the existence of any Event of Default, or any event which could with the passage of time or notice mature into an Event of Default, by the Company under this Indenture or stating that they have knowledge of the existence of such an event of which the signers have knowledge and the nature thereof.

SECTION 4.4.  Filing with Listing Agent.

         If Unregistered Securities of any series are Outstanding, to file with the listing agent of the Company with respect to such series such documents and reports of the Company as may be required from time to time by the rules and regulations of any stock exchange on which such Unregistered Securities are listed.


                                   ARTICLE V

                             SUCCESSOR CORPORATION

SECTION 5.1.  When Company May Merge, etc.

         The Company may not consolidate with, or merge into, or be merged into, or transfer or lease its properties and assets substantially as an entirety to, any Person unless such Person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia, such Person assumes by supplemental indenture all the obligations of the Company under the Securities and any coupons appertaining thereto and under this Indenture, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or conveyance, transfer or lease, as the case may be, and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 5.2.  Successor Corporation Substituted.

         Upon any consolidation by the Company with, or merger by the Company into, any other corporation, or any conveyance, transfer or lease to, any Person by the Company in accordance with Section 5.1. the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company in this Indenture, and thereafter, except in the case of a conveyance by lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture.


                                   ARTICLE VI

                             DEFAULTS AND REMEDIES

SECTION 6.1.  Events of Default.

         An "Event of Default" occurs with respect to the Securities of any Series if:

                 (1) the Company defaults in the payment of interest on any Security of that Series when the same becomes due and payable and the Default continues for a period of 30 days;

                 (2) the Company defaults in the payment of the Principal of any Security of that Series when the same becomes due and payable at maturity, upon redemption or otherwise;

                 (3) the Company defaults in the payment of any sinking fund installment as and when the same becomes due and payable by the terms of the Series of Securities;

                 (4) the Company fails to comply with any of its other agreements in the Securities of that Series, in this Indenture or in any supplemental indenture under which the Securities of that Series may have been issued and the Default continues for the period and after the notice specified below;

                 (5) the Company pursuant to or within the meaning of any Bankruptcy Law:

                          (A)  commences a voluntary case,

                          (B) consents to the entry of an order for relief against it in an involuntary case,

                          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                          (D) makes a general assignment for the benefit of its creditors; or

                 (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A)  is for relief against the Company in an
                 involuntary case,

                          (B) appoints a Custodian of the Company or for all or substantially all of its property, or

                          (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of all the outstanding Securities of that Series notify the Company (and the Trustee in the case of notification by such Holders) in writing of the Default and the Company does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default".

SECTION 6.2.  Acceleration.

         If an Event of Default occurs with respect to the Securities of any Series and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of all of the outstanding Securities of that Series, by notice to the Company and to the Trustee, may declare the Principal (or, if the Securities of that Series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that Series) of, and any accrued interest on, all the Securities of that Series to be due and payable. Upon such declaration, such Principal (or, in the case of Original Issue Discount Securities, such specified amount) and any accrued interest shall be due and payable immediately. The Holders of a majority in principal amount of all of the Securities of that Series, by notice to the Trustee, may rescind such a declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of the acceleration. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders of the Securities shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders of the Securities shall continue as though no such proceedings had been taken.

SECTION 6.3.  Other Remedies Available to Trustee.

         (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect payment of Principal or interest on the Securities of the Series that is in default or to enforce the performance of any provision of the Securities of that Series or this Indenture.

         (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4.  Waiver of Existing Defaults.

         The Holders of a majority in principal amount of any Series of Securities by notice to the Trustee may waive an existing Default with respect to that Series and its consequences except a Default in the payment of the Principal of or interest on any Security.

SECTION 6.5.  Control by Majority.

         The Holders of a majority in principal amount of the Securities of each Series affected (with each such Series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities of that Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, if the Trustee in good faith shall determine that the action or proceedings so directed may involve the Trustee in personal liability or that is unduly prejudicial to the rights of the Securityholders of that Series, it being understood that (subject to Section 7.1) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Securityholders.

SECTION 6.6.  Limitation on Suits by Securityholders.

         A Securityholder may pursue a remedy with respect to this Indenture or the Securities of any Series only if:

                 (1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to Securities of that Series;

                 (2) the Holders of at least 25% in principal amount of the Securities of that Series make a written request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                 (5) during such 60-day period, the Holders of a majority in principal amount of the Securities of that Series do not give the Trustee a direction inconsistent with the request.

         A Securityholder of any Series may not use this Indenture to prejudice the rights of another Securityholder of that Series or any other Series or to obtain a preference or priority over another Securityholder of that Series or any other Series.

SECTION 6.7.  Rights of Holders to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of Principal and interest on the Security, on or after the respective due dates expressed in the Security, and the right of any Holder of a coupon to receive payment of interest due as provided in such coupon, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8.  Collection Suits by Trustee.

         If an Event of Default specified in Section 6.1 (1) or (2) occurs and continues for the period, if any, specified therein, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of such Principal and interest then remaining unpaid.

SECTION 6.9.  Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relating to the Company, its creditors or its property.

SECTION 6.10.  Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                 FIRST:  to the Trustee for amounts due under Section 7.7;

                 SECOND: to Holders of Securities in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Securities for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for Principal and interest, respectively; and

                 THIRD:  to the Company.

         The Trustee may fix a record date (with respect to Registered Securities) and payment date for any such payment to Holders of Securities.

SECTION 6.11.  Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Company, a suit by the Trustee, a suit by a Holder for the enforcement of the payment of the Principal of, or interest on and any additional amounts on any Security, or a suit by a Holder or Holders of more than 10% in Principal amount of the Securities of any Series.


                                  ARTICLE VII

                                    TRUSTEE

SECTION 7.1.  Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers under this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b)  Except during the continuance of an Event of Default:

                 (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                 (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                 (1) This paragraph does not limit the effect of paragraph (b) of this Section.

                 (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (f) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

SECTION 7.2.  Rights of Trustee.

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel or require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on a Board Resolution, the written advice of counsel, a certificate of an Officer or Officers delivered pursuant to Section 2.2(b), an Officers' Certificate or an Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default hereinafter and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officer's Certificate, or other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustee, shall be repaid by the Company upon demand.

         (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (g) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company.

         (h) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct.

         (i)  Except for (i) a default under Section 7.1(1) or (2) hereof, or
(ii) any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

SECTION 7.3.  Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11.

SECTION 7.4.  Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. It shall not be accountable for the Company's use of the proceeds from the Securities or for monies paid over to the Company pursuant to the Indenture, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.5.  Notice of Defaults.

         If a Default occurs and is continuing with respect to the Securities of any Series and if it is known to the Trustee, the Trustee shall mail to each Holder of a Security of that Series entitled to receive reports pursuant to
Section 4.2(c) (and, if Unregistered Securities of that Series are outstanding, shall cause to be published at least once in an Authorized Newspaper in each of The City of New York, London and, if Securities of that Series are listed on The Luxembourg Stock Exchange, Luxembourg) notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of Principal, interest or additional amounts on the Securities of any Series, or in the payment of any sinking fund installment, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of Securityholders of that Series.

SECTION 7.6.  Reports by Trustee to Holders.

         (a) On or before the first anniversary date of the first issue of a Series of Securities and thereafter at intervals of not more than 12 months, the Trustee shall, if required by Section 313(a) of the TIA, mail to each Securityholder of that Series entitled to receive reports pursuant to Section 4.2(c) a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

         (b) The Trustee shall transmit to Securityholders of each Series, as hereinafter provided, and to the Company a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section 7.6 (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Securities of such Series on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate ten percent or less of the principal amount at Stated Maturity of Securities of such Series outstanding at such time, such report to be transmitted within 90 days after such time.

         (c) Reports to Securityholders pursuant to this Section 7.6 shall be transmitted by mail:

                 (1) to all Holders of Registered Securities of each Series, as the names and addresses of such Holders appear upon the register for each Series of Securities;

                 (2) to such Holders of Unregistered Securities as have, within two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

                 (3) except in the case of reports pursuant to subsection (b) of this Section 7.6, to each Holder whose name and address is preserved at the time by the Trustee, as provided in Section 2.7(a).

                 (4) At the time that it mails such a report to Securityholders of any Series, the Trustee shall file a copy of that report with the SEC and with each stock exchange on which the Securities of that Series are listed. The Company shall provide written notice to the Trustee when the Securities of any Series are listed on any stock exchange.

SECTION 7.7.  Compensation and Indemnity.

         (a) The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

         (b) The Company shall indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with its acceptance or administration of the trust or trusts hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.

         (c) The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or willful misconduct.

         (d) To secure the payment obligations of the Company pursuant to this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay Principal and interest on particular Securities of a Series.

         (e) If the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) or (6) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8.  Replacement of Trustee.

         (a) The resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         (b) The Trustee may resign with respect to the Securities of any Series by so notifying the Company. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company and may appoint a successor Trustee for such Series with the Company's consent. The Company may remove the Trustee with respect to Securities of any Series if:

                 (1)  the Trustee fails to comply with Section 7.10;

                 (2)  the Trustee is adjudged a bankrupt or an insolvent;

                 (3) a receiver or public officer takes charge of the Trustee or its property; or

                 (4)  the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to Securities of any Series, the Company shall promptly appoint a successor Trustee for such Series.

         (d) If a successor Trustee with respect to the Securities of any Series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such Series.

         (e) If the Trustee with respect to the Securities of any Series fails to comply with Section 7.10, any Securityholder of the applicable Series may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

         (f)  Upon the execution of the supplemental indenture referred to in
Section 7.8 (h), the resignation or removal of the retiring Trustee for any Series of Securities shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to all Series of Securities for which the successor Trustee is to be acting as Trustee under this Indenture. The retiring Trustee shall promptly transfer all property held by it as Trustee with respect to such Series of Securities to the successor Trustee subject to the lien provided for in Section 7.7. The Company shall give notice of each appointment of a successor Trustee for any Series of Securities by mailing written notice of such event by first-class mail to the Holders of Registered Securities of such Series entitled to receive reports pursuant to Section 4.2(c) and, if any Unregistered Securities are outstanding, by publishing notice of such event once in an Authorized Newspaper in each of The City of New York, London, and, if Securities of that Series are listed on The Luxembourg Stock Exchange, Luxembourg.

         (g)  All provisions of this Section 7.8 except subparagraphs (b) (1),
(e) and (h) and the words "subject to the lien provided for in Section 7.7" in subparagraph (f) shall apply also to any Paying Agent located outside the U.S. and its possessions and required by Section 2.4.

         (h) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more Series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver a supplemental indenture wherein such successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts administered by any other such Trustee.

         (i)  No successor Trustee shall accept appointment as provided in this
Section 7.8 unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the provisions of Section 7.10.

SECTION 7.9.  Successor Trustee, Agents by Merger, etc.

         If the Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business assets to, another corporation, the successor corporation, without any further act, shall be the successor Trustee or Agent, as the case may be.

SECTION 7.10.  Eligibility; Disqualification.

         This Indenture shall always have a Trustee with respect to each Series of Securities who satisfies the requirements of TIA Section 310 (a) (1). The Trustee shall always have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition.

The Trustee is subject to and shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310 (b)
(9), except that in determining whether the Trustee has a conflicting interest, as defined in TIA Section 310 (b) (1), there shall be excluded all indentures of the Company now or hereafter existing which may be excluded under the proviso of TIA Section 310(b) (1).

SECTION 7.11.  Preferential Collection of Claims Against Company.

         The Trustee is subject to and shall comply with TIA Section 311 (a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311 (a) to the extent indicated.


                                  ARTICLE VIII

                     SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 8.1.  Satisfaction and Discharge of Securities of any Series.

         Unless provided otherwise in the Board Resolution establishing the Series of Securities, or in any indenture supplemental hereto, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Securities of a Series, the provisions of this Indenture (except as to (x) the rights of Holders of Securities of such Series to receive, from the money and U.S. Government Obligations deposited with the Trustee pursuant to this Article Eight or the interest and Principal received by the Trustee in respect of such U.S. Government Obligations, payment of the Principal of and any installment of Principal of or interest on such Securities on the Stated Maturities thereof or upon the Redemption Dates for Securities required to be redeemed pursuant to any mandatory sinking fund or analogous provisions relating to Securities of that Series or pursuant to any call for redemption relating to Securities of that Series, and (y) all rights and obligations of the Company and the Trustee with respect to such Securities under Sections 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 4.1, 6.5, 6.7, 6.11, 7.7, 7.8, 8.3 and Article Five, so long as the Securities of such Series remain Outstanding and, thereafter, only the Company's and the Trustee's rights and obligations under Sections 2.6, 7.7 and 8.3) as it relates to such Securities shall no longer be in effect, and the Trustee, at the expense of the Company, shall, upon Company Request, execute proper instruments acknowledging the same if either:

                 (a) (1) all Securities of such Series theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company) have been delivered to the Trustee for cancellation;

                 (2) the Company has paid or caused to be paid all other sums payable under this Indenture in respect of the Securities of such Series; and

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction of the entire indebtedness on all Securities of any such Series and the discharge of the Indenture as it relates to such Securities have been complied with; or

                 (b) (1) all Securities of such Series not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

                 (2) the condition described in paragraph (1) of Section 8.2 has been satisfied;

                 (3)  the conditions described in paragraphs (a) (2) and (a)
         (3) of this Section 8.1 have been satisfied; and

                 (4) the Company has received an Opinion of Counsel to the effect that the satisfaction and discharge contemplated by this
         Section 8.1 will not violate the then applicable rules of, or any related undertaking of the Company to, any national securities exchange on which Securities of that Series are listed; or

                 (c) (1)  the conditions referred to or described in paragraphs
         (b)(2), (b)(3) and (b)(4) of this Section 8.1 have been satisfied;

                 (2) no Event of Default or event which with notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of the deposit referred to in paragraph (1) of
         Section 8.2 or on the 91st day after the date of such deposit; provided, however, that should that condition fail to be satisfied on or before such 91st day, the Trustee shall promptly, upon satisfactory receipt of evidence of such failure, return such deposit to the Company; and

                 (3) the Company has delivered to the Trustee an Opinion of Counsel of a nationally-recognized independent tax counsel to the effect that Holders of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the satisfaction, discharge and defeasance contemplated by this paragraph (c) of this Section 8.1 and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

SECTION 8.2.  Defeasance of Securities of any Series.

                          Unless provided otherwise in the Board Resolution establishing the Series of Securities, or in any indenture supplemental hereto, the Company may omit to comply with paragraph 4 of Section 6.01 of this Indenture shall not apply, as all of such provisions relate to Securities of any Series, so long as the Securities of such Series remain Outstanding and, thereafter, all provisions of this Indenture in respect of such Securities shall no longer be in effect except the Company's and the Trustee's rights and obligations under Sections 2.06, 7.07 and 8.03, and the Trustee at the expense of the Company shall, upon Company Request, execute proper instruments acknowledging the same if:

                          (1) the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (A) money in an amount, or (B)

         U.S. Government Obligations which through the payment of interest and Principal in respect thereof in accordance with their terms will provide on or before the due date of any payment in respect of such Series of Securities money in an amount, or (C) a combination thereof, sufficient, after payment, based on then applicable law, of all Federal, state and local taxes in respect thereof payable by the Trustee, in the opinion of a nationally-recognized firm of independent public accountants selected by the Company expressed in a written certification thereof delivered to the Trustee, to pay and discharge
         (i) the Principal of and each installment of Principal of and interest on the Outstanding Securities of that Series on the Stated Maturity of such Principal or installment of Principal or interest and (ii) any mandatory sinking fund payments or analogous payments or payments pursuant to any call for redemption applicable to Securities of such Series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of such Securities;

                          (2) no Event of Default or event which with notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of such deposit;

                          (3) the interest of the Holders in such deposit shall have been duly perfected under the applicable provisions of the Uniform Commercial Code;

                          (4) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; and

                          (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.

SECTION 8.3.  Application of Trust Funds; Indemnification.

         (a) Subject to the provisions of paragraph (c) of this Section, all money and U.S. Government Obligations deposited with the Trustee pursuant to
Section 8.1 or 8.2 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the Principal and interest for whose payment such money and U.S. Government Obligations have been deposited with or received by the Trustees as contemplated by Section 8.1 or 8.2.

         (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 8.1 or 8.2 or the interest and Principal received in respect of such obligations, other than any such tax, fee or other charge payable by or on behalf of Holders. The Company shall be entitled to prompt notice of an assessment or the commencement of any proceeding for which indemnification may be sought hereunder.

         (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in Section 8.1 or 8.2 which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such obligations or money were deposited or received. The Trustee shall also deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in Section 8.1 or 8.2, in exchange for other U.S. Government Obligations or money, upon the following conditions:

                 (1)  such exchange shall occur simultaneously;

                 (2) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the exchange contemplated by paragraph (c) of this Section have been complied with; and

                 (3) in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, immediately after such exchange the U.S. Government Obligations or money then held by the Trustee as provided in Section 8.1 or 8.2 shall be in such amount as then would have been required to be deposited in order to comply with Section 8.2(1) hereof.


                                   ARTICLE IX

                            SUPPLEMENTAL INDENTURES

SECTION 9.1.  Without Consent of Holders.

         The Company and the Trustee may enter into one or more supplemental indentures without consent of any Securityholder for any of the following purposes:

                 (1) to cure any ambiguity, defect or inconsistency herein or in the Securities of any Series;

                 (2)  to comply with Article 5;

                 (3)  to secure the Securities;

                 (4) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                 (5) to make any change that does not adversely affect the rights of any Securityholder;

                 (6) to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as provided in
         Section 2.2, to establish the form of any certifications required to be furnished pursuant to the term of this Indenture or any Series of Securities, to add to the rights of the Holders of any Series of Securities, or to surrender any right or power conferred on the Company;

                 (7) to add to the rights of the Holders of any series of Securities; or

                 (8)  to provide for the appointment of a successor Trustee.

                 (9) The Trustee shall sign any supplemental indenture authorized pursuant to this Section 9.1 if the supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such supplemental indenture the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture.

SECTION 9.2.  With Consent of Holders.

         (a) With the written consent of the Holders of a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (with each Series voting as a class), the Company and the Trustee may enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of this Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by Section 9.1, the rights of the Securityholders of each such Series. The Holders of a majority in principal amount of the outstanding Securities of each Series affected by such waiver (with each Series voting as a class), by notice to the Trustee, may waive compliance by the Company with any provision of this Indenture, any supplemental indenture or the Securities of any such Series except a Default in the payment of the Principal of or interest on any Security. However, without the consent of each Securityholder affected, an amendment or waiver may not:

                 (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

                 (2) change the rate of or change the time for payment of interest on any Security;

                 (3) change the Principal of or change the Stated Maturity of any Security;

                 (4) reduce any premium payable upon the redemption of any Security;

                 (5) waive a Default in the payment of the Principal of or interest on any Security;

                 (6) make any Security payable in money other than that stated in the Security; or

                 (7) make any change in Section 6.4, 6.7 or 9.2(a) (third sentence).

         (b) It is not necessary under this Section 9.2 for the Securityholders to consent to the particular form of any proposed supplemental indenture, but it is sufficient if they consent to the substance thereof.

         (c) Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         (d) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.2, the Company shall transmit by mail a notice, setting forth in general terms the substance of such supplemental indenture, to all Holders of Registered Securities, as the names and addresses of such Holders appear on the register for each Series of Securities, and to such Holders of Unregistered Securities as are entitled to receive reports pursuant to Section 4.2(c). Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         (e) Upon the execution of any supplemental indenture pursuant to the provisions of this Article Nine, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Securityholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.3.  Compliance with Trust Indenture Act.

         Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4.  Revocation and Effect of Consents.

         Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder of each Series affected by such amendment or waiver.

SECTION 9.5.  Notation on or Exchange of Securities.

         The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate new Securities of that Series that reflect the amendment or waiver.


                                   ARTICLE X

                                 MISCELLANEOUS

SECTION 10.1.  Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies, or conflicts with a provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 10.2.  Notices.

         (a) Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail:

         if to the Company to:

                 Union Tank Car Company
                 225 West Washington Street
                 Chicago, Illinois  60606
                 Attn: ________________________

         if to the Trustee to:

                 Harris Trust and Savings Bank
                 311 West Monroe Street
                 Chicago, Illinois 60606
                 Attention: Indenture Trust\Dan Donovan

         (b) The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         (c) Any notice or communication to Holders of Securities entitled to receive reports pursuant to Section 4.2(c) shall be mailed by first class mail to the addresses for Holders of Registered Securities shown on the register kept by the Registrar and to addresses filed with the Trustee for other Holders. Failure to so mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders of Securities of that or any other Series entitled to receive notice.

         (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         (e) If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and to each Agent at the same time.

         (f) If it shall be impractical in the opinion of the Trustee or the Company to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

SECTION 10.3.  Communication by Holders with Other Holders.

         Securityholders of any Series may communicate pursuant to TIA Section 312(b) with other Securityholders of that Series or of all Series with respect to their rights under this Indenture or under the Securities of that Series or of all Series. The Company, the Trustee, the Registrar and everyone else shall have the protection of TIA Section
 312(c).

SECTION 10.4.  Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take under this Indenture any action under any provisions of this Indenture, the Company shall furnish to the Trustee:

                 (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions have been complied with.

SECTION 10.5.  Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 10.6.  Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Securityholders of one or more Series. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.7.  Payments on Business Day.

         If a payment date is not a Business Day, payment may be made at such place on the next succeeding Business Day with the same force and effect as if made on such payment date, and no interest shall accrue for the intervening period.

SECTION 10.8.  Governing Law.

         The laws of the State of Illinois shall govern this Indenture, the Securities and any coupons appertaining thereto.

SECTION 10.9.  No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. No such indenture, loan or debt agreement may be used to interpret this Indenture.

SECTION 10.10.  No Recourse Against Others.

         No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligation or its creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

SECTION 10.11.  Acts of Successor Corporation.

         Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

SECTION 10.12.  Execution in Counterparts.

         This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

                                              UNION TANK CAR COMPANY


                                              By:
                                                 -----------------------------
                                                 Name:
                                                 Title:


(Seal)

Attest:


By:
   -----------------------------
   Name:
   Title:



                                              HARRIS TRUST AND SAVINGS BANK,
                                                Trustee


                                              By:
                                                 -----------------------------
                                                 Name:
                                                 Title:


(Seal)

Attest:


By:
   -----------------------------
   Name:
   Title:

STATE OF ILLINOIS)
                 :       ss.:
COUNTY OF COOK   )

         On the _____ day of January, in the year 1997, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that ___ resides _____________________; that ___ is the __________of the
UNION TANK CAR COMPANY, one of the corporations described in and which executed the above instrument; that ___ knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that ___ signed ____ name thereto by like authority.


[NOTARIAL SEAL]
                                           ___________________________
                                           My Commission Expires:  ______, _____





STATE OF ILLINOIS)
                 :       ss.:
COUNTY OF COOK   )

         On the _____ day of January, in the year 1997, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that ___ resides _____________________; that ___ is the __________of the
HARRIS TRUST AND SAVINGS BANK, as Trustee, one of the corporations described in and which executed the above instrument; that ___ knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that ___ signed ____ name thereto by like authority.

[NOTARIAL SEAL]
                                           ___________________________
                                           My Commission Expires:  ______, _____

                               TABLE OF CONTENTS

SECTION                                                                                                              PAGE
-------                                                                                                              ----

                                                        ARTICLE I

                                         DEFINITIONS, INCORPORATION BY REFERENCE
                                                AND RULES OF CONSTRUCTION
  1.1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  1.2.  Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
  1.3.  Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
  1.4.  Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                        ARTICLE II

                                                      THE SECURITIES

  2.1.  Issuable in Series; Series Issuable in Tranches . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
  2.2.  Establishment of Terms and Form of Series of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
  2.3.  Execution, Authentication and Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
  2.4.  Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
  2.5.  Currency and Manner of Payments in Respect of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  2.6.  Paying Agent to Hold Money in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  2.7.  Securityholder Lists; Ownership of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  2.8.  Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
  2.9.  Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
  2.10. Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
  2.11. Securities Held by the Company or an Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  2.12. Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  2.13. Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  2.14. Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
  2.15. Securities Issuable in the Form of a Global Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
  2.16. Unregistered Securities Represented by Global Security  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                       ARTICLE III

                                        REDEMPTION OF SECURITIES AND SINKING FUNDS

  3.1.  Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  3.2.  Selection of Securities to be Redeemed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  3.3.  Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  3.4.  Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
  3.5.  Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
  3.6.  Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
  3.7.  Securities Acquired by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
  3.8.  Mandatory and Optional Sinking Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30





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
                                                    TABLE OF CONTENTS
                                                    -----------------
                                                       (CONTINUED)
SECTION                                                                                                              PAGE
-------                                                                                                              ----

                                                        ARTICLE IV

                                           PARTICULAR COVENANTS OF THE COMPANY

  4.1.  Payment of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
  4.2.  Reports by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
  4.3.  Statement of Officers as to Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
  4.4.  Filing with Listing Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                                        ARTICLE V

                                                  SUCCESSOR CORPORATION

  5.1.  When Company May Merge, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
  5.2.  Successor Corporation Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                                        ARTICLE VI

                                                  DEFAULTS AND REMEDIES

  6.1.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
  6.2.  Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
  6.3.  Other Remedies Available to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
  6.4.  Waiver of Existing Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
  6.5.  Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
  6.6.  Limitation on Suits by Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
  6.7.  Rights of Holders to Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
  6.8.  Collection Suits by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
  6.9.  Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
  6.10. Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
  6.11. Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                                       ARTICLE VII

                                                         TRUSTEE

  7.1.  Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
  7.2.  Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
  7.3.  Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
  7.4.  Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
  7.5.  Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
  7.6.  Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
  7.7.  Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
  7.8.  Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41





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
                                                    TABLE OF CONTENTS
                                                    -----------------
                                                       (CONTINUED)
SECTION                                                                                                              PAGE
-------                                                                                                              ----
  7.9.  Successor Trustee, Agents by Merger, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
  7.10. Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
  7.11. Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                                       ARTICLE VIII

                                          SATISFACTION AND DISCHARGE; DEFEASANCE

  8.1.  Satisfaction and Discharge of Securities of any Series  . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
  8.2.  Defeasance of Securities of any Series  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
  8.3.  Application of Trust Funds; Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                                        ARTICLE IX

                                                 SUPPLEMENTAL INDENTURES

  9.1.  Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
  9.2.  With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
  9.3.  Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
  9.4.  Revocation and Effect of Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
  9.5.  Notation on or Exchange of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

                                                        ARTICLE X

                                                      MISCELLANEOUS

  10.1.  Trust Indenture Act Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
  10.2.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
  10.3.  Communication by Holders with Other Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
  10.4.  Certificate and Opinion as to Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
  10.5.  Statements Required in Certificate or Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
  10.6.  Rules by Trustee and Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
  10.7.  Payments on Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
  10.8.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
  10.9.  No Adverse Interpretation of Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
  10.10. No Recourse Against Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
  10.11. Acts of Successor Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
  10.12. Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52





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